STAG INDUSTRIAL ANNOUNCES SECOND QUARTER
2018 RESULTS

Boston, MA — July 31, 2018 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended June 30, 2018.

“The second quarter built upon a great start to the year as the Company demonstrated its commitment to execution" said Ben Butcher, Chief Executive Officer of the Company. “The positive momentum behind the team and platform is readily apparent as seen by the accelerating acquisition volume, impressive portfolio operating results and a well-positioned balance sheet."

Second Quarter 2018 Highlights

•
Reported $0.09 of net income per basic and diluted common share for the second quarter of 2018, as compared to $0.01 of net loss per basic and diluted common share for the second quarter of 2017. Reported $9.3 million of net income attributable to common stockholders for the second quarter of 2018 compared to net loss attributable to common stockholders of $1.1 million for the second quarter of 2017.

•
Achieved $0.45 of Core FFO per diluted share for the second quarter of 2018, an increase of 9.8% compared to the second quarter of 2017 of $0.41. Generated Core FFO of $47.8 million for the second quarter of 2018 compared to $38.5 million for the second quarter of 2017, an increase of 24.1%.

•	Generated Cash NOI of $67.6 million for the second quarter of 2018, an increase of 16.5% compared to the second quarter of 2017 of $58.0 million.

•	Acquired 15 buildings in the second quarter of 2018, consisting of 2.7 million square feet, for $185.3 million with a weighted average Capitalization Rate of 7.1%.

•	Sold five buildings in the second quarter of 2018, consisting of 1.0 million square feet for $31.2 million, resulting in a gain of $6.3 million.

•	Achieved an Occupancy Rate of 95.6% on the total portfolio and 96.6% on the Operating Portfolio as of June 30, 2018.

•	Executed Operating Portfolio leases for 2.6 million square feet for the second quarter of 2018, resulting in a Cash Rent Change and Straight-line Rent Change of 8.0% and 14.6%, respectively.

•	Experienced 87.5% Retention for 1.7 million square feet of leases expiring in the quarter.

•
Raised gross proceeds of $176.8 million of equity through the Company's at-the-market offering ("ATM") program for the second quarter of 2018. Subsequent to quarter end and through July 31, 2018, raised gross proceeds of $5.7 million through the ATM program.

•	Subsequent to quarter end, redeemed all $70 million of the outstanding 6.625% Series B Preferred Stock on July 11, 2018.

•	Subsequent to quarter end, refinanced and upsized the unsecured revolving credit facility and originated a new five and a half year, $175 million term loan.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, August 1, 2018 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

SECOND QUARTER 2018 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30,
Metrics	2018	2017	% Change	2018	2017	% Change
(in $000s, except per share data)
Net income (loss) attributable to common stockholders	$9,264	$(1,119)	927.9%	$30,952	$(3,481)	989.2%
Net income per common share — basic	$0.09	$(0.01)	1,000.0%	$0.31	$(0.04)	875.0%
Net income per common share — diluted	$0.09	$(0.01)	1,000.0%	$0.31	$(0.04)	875.0%
Cash NOI	$67,565	$57,992	16.5%	$131,775	$114,494	15.1%
Adjusted EBITDAre	$61,217	$52,076	17.6%	$118,608	$101,467	16.9%
Core FFO	$47,789	$38,498	24.1%	$91,834	$73,882	24.3%
Core FFO per share / unit — basic	$0.46	$0.42	9.5%	$0.89	$0.83	7.2%
Core FFO per share / unit — diluted	$0.45	$0.41	9.8%	$0.89	$0.82	8.5%
AFFO	$45,371	$37,506	21.0%	$87,905	$73,771	19.2%
Same Store Cash NOI (1)	$53,582	$53,297	0.5%	$101,719	$101,618	0.1%
 (1) The Same Store pool accounted for 79.8% and 76.2% of the total portfolio square footage for the three and six months ended June 30, 2018, respectively.

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended June 30, 2018, the Company acquired fifteen buildings for $185.3 million with an Occupancy Rate of 95% upon acquisition. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2018 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Chicago, IL	4/23/2018	169,311	2	$10,975	4.9
Milwaukee/Madison, WI	4/26/2018	53,680	1	4,316	15.0
Pittsburgh, PA	4/30/2018	175,000	1	15,380	20.0
Detroit, MI	5/9/2018	274,500	1	19,328	9.2
Minneapolis/St Paul, MN	5/15/2018	509,910	2	26,983	5.8
Cincinnati/Dayton, OH	5/23/2018	158,500	1	7,317	10.0
Baton Rouge, LA	5/31/2018	279,236	1	21,379	6.5
Las Vegas, NV	6/12/2018	122,472	1	17,920	6.6
Greenville/Spartanburg, SC	6/15/2018	131,805	1	5,621	—
Denver, CO	6/18/2018	64,750	1	7,044	4.2
Cincinnati/Dayton, OH	6/25/2018	465,136	1	16,421	3.7
Charlotte, NC	6/29/2018	69,200	1	5,446	9.9
Houston, TX	6/29/2018	252,662	1	27,170	10.2
Total / weighted average		2,726,162	15	$185,300	7.7	7.1%

 The chart below details the 2018 acquisition activity and Pipeline through July 31, 2018:

2018 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Q1	1,091,868	6	$78,821	6.2	6.7%
Q2	2,726,162	15	185,300	7.7	7.1%
2018 closed acquisitions	3,818,030	21	$264,121	7.3	7.0%

As of July 31, 2018
Subsequent to quarter-end acquisitions	105,472	1	$6,484

Pipeline	35.6 million	152	$2.1 billion

The chart below details the disposition activity for the six months ended June 30, 2018:

2018 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	650,636	2	$50,379
Q2	1,009,021	5	31,200
Total	1,659,657	7	$81,579

Subsequent to quarter end and through July 31, 2018, the Company sold two buildings consisting of 287,291 square feet for $5.9 million.

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases signed during the three months ended June 30, 2018:

SECOND QUARTER 2018 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	SL Rent Change
New leases	303,610	6.5	$4.55	$4.71	$1.46	$0.23	$1.69	7.4%	18.7%
Renewal Leases	2,328,792	4.1	4.07	4.17	0.51	0.26	0.77	8.1%	14.2%
Total / weighted average	2,632,402	4.4	$4.12	$4.24	$0.62	$0.26	$0.88	8.0%	14.6%

The chart below details the leasing activity for leases signed during the six months ended June 30, 2018:

2018 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	SL Rent Change
New leases	1,212,682	7.3	$3.49	$3.63	$1.45	$0.69	$2.14	19.5%	30.6%
Renewal Leases	4,731,327	4.7	3.93	4.06	0.37	0.25	0.62	6.6%	13.3%
Total / weighted average	5,944,009	5.2	$3.84	$3.98	$0.59	$0.34	$0.93	8.3%	15.6%

The chart below details the Retention activity for the six months ended June 30, 2018:

2018 RETENTION

	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention
Q1	5,579,301	4,640,916	5.5	83.2%
Q2	1,740,723	1,523,971	3.8	87.5%
Total / weighted average	7,320,024	6,164,887	5.1	84.2%

Liquidity and Capital Market Activity

As of June 30, 2018, the net debt to annualized Run Rate Adjusted EBITDAre was 4.7x.

On June 13, 2018, the Company issued $175 million of fixed rate senior unsecured notes. The transaction consists of $75 million of 4.10% notes with a seven-year term maturing on June 13, 2025, and $100 million of 4.27% notes with a ten-year term maturing on June 13, 2028.

Subsequent to quarter end, on July 27, 2018, the Company drew the remaining $75 million of unsecured term loan D.

Subsequent to quarter end, on July 26, 2018, the Company closed on the refinancing of the unsecured revolving credit facility ("revolver"). The transaction included extending the maturity date, increasing the size of the revolver, and reducing the borrowing costs of the facility. The revolver matures on January 15, 2023, the size was increased to $500 million, and the credit spread was reduced to 1.05% at current leverage levels.

Additionally, on July 26, 2018, the Company closed on a new $175 million, five and half year unsecured term loan. The new term loan bears a current interest rate of LIBOR plus a spread of 1.20% and matures on January 15, 2024. On July 24, 2018, the Company entered into four interest rate swaps to fix the interest rate on the new term loan, which will bear a fixed interest rate of 4.12% inclusive of these swaps.

Incorporating the above mentioned debt transactions, Liquidity was $739 million as of July 31, 2018.

The chart below details the ATM program activity for the six months ended June 30, 2018:

2018 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	-	-	-	-
Q2	6,819,580	$25.92	176,762	175,003
Total / weighted average	6,819,580	$25.92	$176,762	$175,003

Subsequent to quarter end, the Company sold 210,000 shares under its ATM program for gross proceeds of $5.7 million

Conference Call

The Company will host a conference call tomorrow, Wednesday, August 1, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13681369.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	June 30, 2018	December 31, 2017
Assets
Rental Property:
Land	$342,722	$321,560
Buildings and improvements, net of accumulated depreciation of $280,540 and $249,057, respectively	2,073,088	1,932,764
Deferred leasing intangibles, net of accumulated amortization of $220,340 and $280,642, respectively	316,221	313,253
Total rental property, net	2,732,031	2,567,577
Cash and cash equivalents	11,932	24,562
Restricted cash	6,124	3,567
Tenant accounts receivable, net	35,236	33,602
Prepaid expenses and other assets	28,699	25,364
Interest rate swaps	15,596	6,079
Assets held for sale, net	1,509	19,916
Total assets	$2,831,127	$2,680,667
Liabilities and Equity
Liabilities:
Unsecured credit facility	$17,000	$271,000
Unsecured term loans, net	521,745	446,265
Unsecured notes, net	572,293	398,234
Mortgage notes, net	57,421	58,282
Preferred stock called for redemption	70,000	—
Accounts payable, accrued expenses and other liabilities	45,381	43,216
Interest rate swaps	—	1,217
Tenant prepaid rent and security deposits	21,436	19,045
Dividends and distributions payable	15,396	11,880
Deferred leasing intangibles, net of accumulated amortization of $11,835 and $13,555, respectively	20,828	21,221
Total liabilities	1,341,500	1,270,360
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, -0- and 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2018 and December 31, 2017	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 104,238,166 and 97,012,543 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	1,042	970
Additional paid-in capital	1,905,002	1,725,825
Cumulative dividends in excess of earnings	(559,312)	(516,691)
Accumulated other comprehensive income	14,492	3,936
Total stockholders’ equity	1,436,224	1,359,040
Noncontrolling interest	53,403	51,267
Total equity	1,489,627	1,410,307
Total liabilities and equity	$2,831,127	$2,680,667

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue
Rental income	$72,140	$61,726	$142,068	$120,948
Tenant recoveries	12,726	10,401	25,925	20,586
Other income	608	66	764	139
Total revenue	85,474	72,193	168,757	141,673
Expenses
Property	16,124	13,635	33,623	26,911
General and administrative	7,978	7,939	16,726	16,710
Property acquisition costs	—	2,558	—	3,298
Depreciation and amortization	40,901	36,147	80,866	72,100
Loss on impairments	—	—	2,934	—
Loss on involuntary conversion	—	—	—	330
Other expenses	350	1,250	641	1,444
Total expenses	65,353	61,529	134,790	120,793
Other income (expense)
Interest expense	(11,505)	(10,631)	(22,891)	(21,103)
Loss on extinguishment of debt	—	(2)	—	(2)
Gain on the sales of rental property, net	6,348	1,337	29,037	1,662
Total other income (expense)	(5,157)	(9,296)	6,146	(19,443)
Net income	$14,964	$1,368	$40,113	$1,437
Less: income (loss) attributable to noncontrolling interest after preferred stock dividends	392	(44)	1,334	(145)
Net income attributable to STAG Industrial, Inc.	$14,572	$1,412	$38,779	$1,582
Less: preferred stock dividends	2,578	2,448	5,026	4,897
Less: redemption of preferred stock	2,661	—	2,661	—
Less: amount allocated to participating securities	69	83	140	166
Net income (loss) attributable to common stockholders	$9,264	$(1,119)	$30,952	$(3,481)
Weighted average common shares outstanding — basic	100,386	88,181	98,713	85,012
Weighted average common shares outstanding — diluted	100,733	88,181	99,037	85,012
Net income (loss) per share — basic and diluted
Net income (loss) per share attributable to common stockholders — basic	$0.09	$(0.01)	$0.31	$(0.04)
Net income (loss) per share attributable to common stockholders — diluted	$0.09	$(0.01)	$0.31	$(0.04)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
NET OPERATING INCOME RECONCILIATION
Net income	$14,964	$1,368	$40,113	$1,437
Asset management fee income	—	(13)	—	(43)
General and administrative	7,978	7,939	16,726	16,710
Property acquisition costs	76	2,558	76	3,298
Depreciation and amortization	40,901	36,147	80,866	72,100
Interest expense	11,505	10,631	22,891	21,103
Loss on impairments	—	—	2,934	—
Loss on involuntary conversion	—	—	—	330
Loss on extinguishment of debt	—	2	—	2
Other expenses	274	359	565	553
Loss on incentive fee	—	891	—	891
Gain on the sales of rental property, net	(6,348)	(1,337)	(29,037)	(1,662)
Net operating income	$69,350	$58,545	$135,134	$114,719

Net operating income	$69,350	$58,545	$135,134	$114,719
Straight-line rent adjustments, net	(2,790)	(1,445)	(5,434)	(2,669)
Straight-line termination income adjustments, net	156	(367)	19	(111)
Intangible amortization in rental income, net	849	1,259	2,056	2,555
Cash net operating income	$67,565	$57,992	$131,775	$114,494

Cash net operating income	$67,565
Cash NOI from acquisitions' and dispositions' timing	1,308
Cash termination income	(277)
Run Rate Cash NOI	$68,596

Same Store Portfolio NOI
Total NOI	$69,350	$58,545	$135,134	$114,719
Less NOI non-same-store properties	(14,475)	(4,827)	(31,457)	(12,203)
Less termination income	(120)	(352)	(258)	(660)
Same Store NOI	$54,755	$53,366	$103,419	$101,856
Less straight-line rent adjustments, net	(1,740)	(1,065)	(3,008)	(2,019)
Plus intangible amortization in rental income, net	567	996	1,308	1,781
Same Store Cash NOI	$53,582	$53,297	$101,719	$101,618

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$14,964	$1,368	$40,113	$1,437
Depreciation and amortization	40,901	36,147	80,866	72,100
Interest expense	11,505	10,631	22,891	21,103
Loss on impairments	—	—	2,934	—
Gain on the sales of rental property, net	(6,348)	(1,337)	(29,037)	(1,662)
EBITDAre	$61,022	$46,809	$117,767	$92,978

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$61,022	$46,809	$117,767	$92,978
Straight-line rent adjustments, net	(2,824)	(1,444)	(5,468)	(2,667)
Intangible amortization in rental income, net	849	1,259	2,056	2,555
Non-cash compensation expense	2,215	2,388	4,435	4,775
Termination income	(121)	(387)	(258)	(695)
Property acquisition costs	76	2,558	76	3,298
Loss on involuntary conversion	—	—	—	330
Loss on extinguishment of debt	—	2	—	2
Loss on incentive fee	—	891	—	891
Adjusted EBITDAre	$61,217	$52,076	$118,608	$101,467

Adjusted EBITDAre	$61,217
Adjusted EBITDAre from acquisitions' and dispositions' timing	1,308
Run Rate Adjusted EBITDAre	$62,525

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$14,964	$1,368	$40,113	$1,437
Rental property depreciation and amortization	40,826	36,076	80,718	71,955
Loss on impairments	—	—	2,934	—
Gain on the sales of rental property, net	(6,348)	(1,337)	(29,037)	(1,662)
Funds from operations	$49,442	$36,107	$94,728	$71,730
Preferred stock dividends	(2,578)	(2,448)	(5,026)	(4,897)
Redemption of preferred stock	(2,661)	—	(2,661)	—
Funds from operations attributable to common stockholders and unit holders	$44,203	$33,659	$87,041	$66,833

Funds from operations attributable to common stockholders and unit holders	$44,203	$33,659	$87,041	$66,833
Intangible amortization in rental income, net	849	1,259	2,056	2,555
Property acquisition costs	76	2,558	76	3,298
Loss on extinguishment of debt	—	2	—	2
Loss on involuntary conversion	—	—	—	330
Loss on incentive fee	—	891	—	891
(Gain) loss on swap ineffectiveness	—	129	—	(27)
Redemption of preferred stock	2,661	—	2,661	—
Core funds from operations	$47,789	$38,498	$91,834	$73,882

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	100,386	88,181	98,713	85,012
Weighted average participating securities outstanding	196	237	199	239
Weighted average units outstanding	4,225	3,767	4,245	3,735
Weighted average common shares, participating securities, and other units - basic	104,807	92,185	103,157	88,986
Weighted average performance units and outperformance plan	261	670	280	666
Dilutive common share equivalents	347	—	324	—
Weighted average common shares, participating securities, performance and other units - diluted	105,415	92,855	103,761	89,652
Core funds from operations per share / unit - basic	$0.46	$0.42	$0.89	$0.83
Core funds from operations per share / unit - diluted	$0.45	$0.41	$0.89	$0.82

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$47,789	$38,498	$91,834	$73,882
Non-rental property depreciation and amortization	75	71	148	145
Straight-line rent adjustments, net	(2,824)	(1,444)	(5,468)	(2,667)
Straight-line termination income adjustments, net	156	(367)	19	(111)
Recurring capital expenditures	(1,114)	(410)	(1,771)	(635)
Renewal lease commissions and tenant improvements	(1,473)	(1,736)	(2,373)	(2,625)
Non-cash portion of interest expense	547	506	1,081	1,007
Non-cash compensation expense	2,215	2,388	4,435	4,775
Adjusted funds from operations (1)	$45,371	$37,506	$87,905	$73,771

(1) Excludes Non-Recurring Capital Expenditures of approximately $6,826, $8,026, $6,119 and $8,279 and new leasing commissions and tenant improvements of approximately $868, $2,420, $596 and $1,788 for the three and six months ended June 30, 2018 and 2017, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDAre), and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes property acquisition costs, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, gain or loss on involuntary conversion, loss on extinguishment of debt, loss on incentive fee, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four. We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash Capitalization Rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease executed during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, intangible amortization in rental income, loss on extinguishment of debt, gain on involuntary conversion, gain (loss) on swap ineffectiveness, loss on incentive fee, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts Recurring Capital Expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements and miscellaneous income, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, asset management fee income, property acquisition costs, gain or loss on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, loss on incentive fee, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company and Acquisition Capital Expenditures are excluded.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets and assets contained in the Value Add Portfolio.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented.

Stabilization: We define Stabilization for assets under redevelopment to occur upon the earlier of achieving 90% occupancy or twelve months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:

•	If acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or twelve months from the acquisition date;

•
If acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or twelve months after the known move-outs have occurred.

Straight-line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease, calculated on a straight-line basis, of the lease executed during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:

•	Less than 75% occupied as of the acquisition date;

•	Will be less than 75% occupied due to known move-outs within two years of the acquisition date;

•	Out of service with significant physical renovation of the asset

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.